Exhibit 15.2

Consent of Independent Registered Certified Public Accounting Firm

TracFone Wireless, Inc.

Miami, Florida

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-137695) of América Móvil, S.A.B. de C.V. (“América Móvil”) and Radiomóvil Dipsa, S.A. de C.V. of our report dated February 1, 2008, relating to the consolidated financial statements of TracFone Wireless, Inc., appearing in the Annual Report (Form 20-F) of América Móvil for the year ended December 31, 2007.

/s/ BDO Seidman, LLP

Miami, Florida

June 4, 2008